                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 March 26, 1999

    Commission File Number 1-9319             Commission File Number 1-9320

  PATRIOT AMERICAN HOSPITALITY, INC.           WYNDHAM INTERNATIONAL, INC.
--------------------------------------    --------------------------------------
     (Exact name of registrant as              (Exact name of registrant as
      specified in its charter)                 specified in its charter)

               Delaware                                  Delaware
--------------------------------------    --------------------------------------
   (State or other jurisdiction of           (State or other jurisdiction of
    incorporation or organization)            incorporation or organization)

              94-0358820                                94-2878485
--------------------------------------    --------------------------------------
 (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

1950 Stemmons Freeway, Suite 6001         1950 Stemmons Freeway, Suite 6001
Dallas, Texas                    75207    Dallas, Texas                    75207
--------------------------------------    --------------------------------------
   (Address of principal executive           (Address of principal executive
          offices)(Zip Code)                        offices)(Zip Code)

            (214) 863-1000                            (214) 863-1000
--------------------------------------    --------------------------------------
   (Registrant's telephone number,           (Registrant's telephone number,
         including area code)                      including area code)

--------------------------------------    --------------------------------------

                     PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

ITEM 5. OTHER EVENTS

  The pro forma balance sheet information for March 31, 1999 and pro forma results of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 are being filed in accordance with Article 11 of Regulation S-X.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements

  None.

  (b) Pro Forma Financial Information

  The index to the separate and combined pro forma financial information for Patriot American Hospitality, Inc. and Wyndham International, Inc. is included on page F-1 of this report.

  (c) Exhibits

  None.

                                   SIGNATURE

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.

DATED: May 24, 1999

                                          PATRIOT AMERICAN HOSPITALITY, INC.

                                             /s/  Lawrence S. Jones
                                          By: _________________________________
                                                     Lawrence S. Jones
                                               Executive Vice President and
                                                         Treasurer
                                                 (Principal Financial and
                                                    Accounting Officer)

                                          WYNDHAM INTERNATIONAL, INC.

                                             /s/  Lawrence S. Jones
                                          By: _________________________________
                                                     Lawrence S. Jones
                                               Executive Vice President and
                                                         Treasurer
                                                 (Principal Financial and
                                                    Accounting Officer)

                     PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

                         INDEX TO FINANCIAL INFORMATION

                                                                          Page
                                                                          ----
Patriot American Hospitality, Inc. and Wyndham International, Inc--
 Adjusted for the Investment, Restructuring, New Debt Financing and
 Interstate Spin-off:
 Pro Forma Condensed Combined Balance Sheet as of
  March 31, 1999 (unaudited).............................................  F-8
 Pro Forma Condensed Combined Statement of Operations for the three months
  ended March 31, 1999 (unaudited)....................................... F-13
 Pro Forma Condensed Combined Statement of Operations for the year ended
  December 31, 1998 (unaudited).......................................... F-17
Patriot American Hospitality Inc.:
 Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999
  (unaudited)............................................................ F-21
 Pro Forma Condensed Consolidated Statement of Operations for the year ended
  December 31, 1998 (unaudited).......................................... F-23
Wyndham International, Inc.:
 Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999
  (unaudited)............................................................ F-26
 Pro Forma Condensed Consolidated Statement of Operations for the three months
  ended March 31, 1999 (unaudited)....................................... F-28
 Pro Forma Condensed Consolidated Statement of Operations for the year ended
  December 31, 1998 (unaudited).......................................... F-30

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

                INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                                  (unaudited)
                            (dollars in thousands)

Background

  Patriot American Hospitality, Inc. ("Old Patriot") was formed April 17, 1995 as a self-administered real estate investment trust ("REIT") for the purpose of acquiring equity interests in hotel properties. On October 2, 1995, Patriot completed an initial public offering of shares of common stock and commenced operations.

  On July 1, 1997, Old Patriot merged with and into California Jockey Club ("Cal Jockey"), with Cal Jockey being the surviving legal entity. Cal Jockey's shares of common stock are paired and trade together with the shares of common stock of Bay Meadows Operating Company. In connection with the Cal Jockey merger, Cal Jockey changed its name to "Patriot American Hospitality, Inc." ("Patriot") and Bay Meadows changed its name to "Patriot American Hospitality Operating Company". As a result of the merger with Wyndham Hotel Company in January, 1998, the operating company subsequently changed its name to "Wyndham International, Inc." ("Wyndham"). Patriot and Wyndham are now collectively referred to as the Companies. Patriot and Wyndham are both Delaware corporations.

  The shares of common stock of Patriot are paired and trade together with the shares of common stock of Wyndham as a single unit pursuant to a stock pairing arrangement. The single unit comprised of one share of common stock of Patriot and one share of common stock of Wyndham is referred to as a paired share.

  Patriot and Wyndham conduct substantially all of their operations through Patriot American Hospitality Partnership, L.P. ("Patriot Partnership") and Wyndham International Operating Partnership, L.P. ("Wyndham Partnership"), respectively. Patriot Partnership and Wyndham Partnership are collectively referred to as the operating partnerships. As of March 31, 1999, Patriot owns an approximate 88.2% interest in the Patriot Partnership and Wyndham owns an approximate 87.1% in the Wyndham Partnership.

  At March 31, 1999, Patriot and Wyndham, through the operating partnerships and other subsidiaries, including hotels owned through unconsolidated subsidiaries, owned interests in 177 hotels with an aggregate of over 43,600 guest rooms and leased 118 hotels from third parties with over 15,500 guest rooms. In addition, Wyndham manages 164 hotels for third party owners with over 39,000 guest rooms and franchises 12 hotels with over 2,900 guest rooms.

  Patriot leases substantially all of the owned and leased hotels to Wyndham. Generally, the participating leases provide for the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

1998 Business Transactions

 Wyndham Hotel Corporation

  On January 5, 1998, Wyndham Hotel Corporation merged with and into Patriot, with Patriot being the surviving corporation. As a result, its financial position and substantially all of its operations have been recognized in the Patriot and Wyndham combined financial statements as of and for the year ended December 31, 1998.

 Recent transactions

  On January 16, 1998, a subsidiary of Wyndham merged with and into WHG Casinos & Resorts, Inc., with WHG being the surviving corporation. Additionally during 1998, Patriot acquired the minority partners' interests in WHG Casinos and Resorts, Inc.'s subsidiaries. Patriot, acquired the Buena Vista Hotel located in Orlando, Florida and the Golden Door Spa located in Escondiado, California. These transactions are collectively referred to as the Recent Transactions.

 Arcadian International Limited

  In April 1998, Patriot completed its acquisition of Arcadian International Limited (the "Arcadian acquisition"). The transaction included the exercise of all outstanding options to purchase shares, the assumption of debt and the acquisition of the remaining shares in the Malmaison Group.

 Interstate Hotels Company

  On June 2, 1998 Interstate Hotels Company merged with and into Patriot with Patriot being the surviving company ("Interstate merger").

 SF Hotel Company, L.P.

  On June 5, 1998, Patriot, through the Patriot operating partnership, acquired all of the partnership interests in SF Hotel Company, L.P. ("Summerfield acquisition").

 CHC International, Inc

  On June 30, 1998 the hospitality-related businesses of CHCI merged (the "CHCI merger") with and into Wyndham with Wyndham being the surviving company.

Financing Transactions

 Credit Facility

  In connection with the Interstate merger, the companies closed on the commitment from The Chase Manhattan Bank and Chase Securities, Inc. and PaineWebber Real Estate Securities, Inc. to increase Patriot's existing unsecured credit facilities to an aggregate of $2,700,000. The increased credit facilities include the $900,000 revolving credit facility ("Revolving Credit Facility") and a series of unsecured term loans in the aggregate amount of up to $1,800,000 (the "Term Loans"). Proceeds from the increased credit facilities were used to fund the cash portion of the Interstate merger consideration, as well as to refinance certain outstanding indebtedness of Patriot. Interest rates are based on the companies' leverage ratio and may vary from 1.5% to 2.5% over LIBOR.

  Under the original terms of the Patriot's credit facility, two of the term loans were scheduled to mature on January 31, 1999 ($350,000) and March 31, 1999 ($400,000), respectively. All of the requisite lenders under the credit facility have agreed to extend the maturity of these two terms loans to June 30, 1999, subject to Patriot and Wyndham consummating the $1 billion equity investment by that date. If the $1 billion equity investment is not consummated by June 30, 1999, or the companies' agreement with the investors otherwise terminates, the maturity on these two term loans will be extended to March 31, 2000 and Patriot will be required to make a $300,000 amortization payment by December 31, 1999. Additionally, the Companies will be required to secure the credit facility with mortgages and other security interests. Patriot paid fees of approximately $11,700 to the lenders under the credit facility in connection with the agreement to extend the maturities of the term loans to June 30, 1999.

 Forward Equity Contracts Subject to Price Adjustments

  Patriot is party to transactions with three counterparties (UBS Limited and Union Bank of Switzerland London Branch (collectively, "UBS"), NationsBank Corporation ("Nations") and PaineWebber Financial Products, Inc. ("PaineWebber") involving the sale of an aggregate of 13.3 million paired shares, with related price adjustment mechanisms. In December 1998, one counterparty sold 754,525 paired shares.

  As of March 31, 1999, Patriot has issued paired shares and paid cash to each of the counterparties as follows (in millions):

                                                                   Settlement
                                                                ----------------
                                                       Original         Shares
                                                        Shares         Held As
                                                         Sold   Cash  Collateral
                                                       -------- ----- ----------
     UBS..............................................    2.5   $53.9     8.4
     Nations..........................................    4.9     0.2    33.0
     PaineWebber......................................   5.15     0.2   37.55
                                                        -----   -----   -----
                                                        12.55   $54.3   78.95
                                                        =====   =====   =====

  The total obligation to settle these forward equity contracts is estimated to be approximately $333,600 including fees and other costs.

Planned Transaction

 Investment

  On February 18, 1999, Patriot, Wyndham, Patriot Partnership, Wyndham Partnership and affiliates of each of Apollo Real Estate Management III, L.P., Apollo Management IV, L.P., Thomas H. Lee Equity Fund IV, L.P., Beacon Capital Partners, L.P. and Rosen Consulting Group, entered into a purchase agreement under which the investors will purchase $1 billion of a new series B preferred stock of Wyndham. Patriot and Wyndham currently plan to use the proceeds from the investment to settle their forward equity contracts, as described above, to repay indebtedness, and for working capital and growth purposes.

  Wyndham will pay dividends on its series B preferred stock quarterly, on a cumulative basis, at a rate of 9.75% per year. For the first six years, dividends will be payable partly in cash and partly in additional shares of preferred stock, with the cash component initially equal to 30% for the first dividend payment and declining over the period to approximately 19.8% for the final dividend payment. Each share of series B preferred stock may be converted, at the option of its holder, into that number of shares of Wyndham common stock equal to $100.00 divided by the conversion price of the series B preferred stock. Initially the conversion price will be $8.59, but is subject to adjustment under certain circumstances.

 Restructuring

  Under the terms of the purchase agreement, relating to the $1 billion equity investment, Patriot and Wyndham are required to complete a restructuring of their existing paired share REIT structure prior to the investment. Under the terms of the restructuring, the following events will occur:

    . A reverse stock split of the common stock of Wyndham and Patriot.

    . A wholly-owned subsidiary of Wyndham will merge with and into Patriot with Patriot surviving.

    . The pairing agreement between Patriot and Wyndham will terminate.

    . Patriot will terminate its status as a real estate investment trust effective January 1, 1999.

    . The non-voting stock of specified corporate subsidiaries held by the Patriot Partnership will be transferred so that it will be owned directly by Patriot and/or Wyndham, rather than through the Patriot Partnership.

    . The third party partners in both the Patriot Partnership and the Wyndham Partnership will be offered an opportunity to exchange their limited partner interests for Wyndham common stock.

    . The preferred stockholders of Wyndham will be offered an opportunity to exchange their preferred stock for Wyndham common stock, and preferred stock not exchanged will be redeemed by Wyndham.

 Reverse Stock Splits

  Prior to the merger of a subsidiary of Wyndham into Patriot, both Wyndham and Patriot will implement a one-for-twenty reverse stock split of their common stock.

 Redemption Option

  For a period of 170 days following the completion of the $1 billion equity investment, Wyndham may redeem up to $300 million of the series B preferred stock at a redemption price of $102.00 per share (102% of the stated amount $100.00) plus all accrued dividends. Wyndham currently plans to fund this redemption through the issuance of $300 million of series A preferred stock to its stockholders. The series A preferred stock has the same economic terms as the series B preferred stock.

New Debt Financing

  New Credit Facility. Patriot has recently signed a commitment letter with Chase Securities Inc. and The Chase Manhattan Bank for new senior credit facilities for Wyndham in the amount of $1.8 billion, comprised of a term loan facility and a revolving loan facility. Definitive agreements relating to the new credit facility are expected to be finalized at the same time that the $1 billion equity investment is completed. The commitment letter provided that the Chase Manhattan Bank will act as the administrative agent and Chase Securities Inc. will act as the lead arranger for a syndicate of lenders which will provide Wyndham with $1 billion in term loans and up to $800 million under the revolving loan facility, of which a maximum of $560 million may be drawn at the closing of the investment. The term loan facility has a seven year term and the revolving facility has a five year term. The commitment letter based interest rates for the new credit facility upon LIBOR spreads varying from 1.50% to 3.00% per annum for the revolving loan facility and 3.00% to 3.75% per annum for the term loan facility, based both on Wyndham's leverage ratio and on whether any increasing rate loans are outstanding. However, at Wyndham's election or under other specified circumstances, the term loans and revolving loans may instead bear interest at an alternative base rate plus the applicable spread. The alternative base rate is equal to the greater of The Chase Manhattan Bank's prime rate or federal funds rate plus 0.5%, and the alternative spread is 1.0% below the applicable LIBOR spread. Subject to limited agreed-upon exceptions, the new credit facility will be guaranteed by the domestic subsidiaries of Wyndham, and will be secured by pledges of equity interests held by Wyndham and its subsidiaries. The proceeds from the term loan facility will be used to finance the restructuring of Wyndham and Patriot. The proceeds from the revolving loan facility will be used for working capital and general corporate purposes.

  Increasing Rate Loans. Wyndham and Patriot have signed a commitment letter with The Chase Manhattan Bank, Chase Securities Inc., Bear, Stearns & Co. Inc., and The Bear Stearns Companies Inc. providing that The Chase Manhattan Bank, The Bear, Stearns Companies Inc. and a possible syndicate of other lenders will provide an increasing rate loan facility in the amount of up to $650 million. The increasing rate loan carries a term of five years. Interest rates for the increasing rate loan are based on LIBOR spreads and are initially set at 0.25% below the initial LIBOR spread on the term loan facility, but increase by 0.50% every three months, with a cap of LIBOR plus 4.75%. However, under other specified circumstances, interest accrues at an alternate rate equal to the rate borne by three-month treasury securities plus 1.0%, plus the applicable spread. The lenders under the increasing rate loan receive the benefit of the same guarantees and pledges of security provided under the new credit facility. The proceeds from the increasing rate loan will be used to finance the restructuring of Wyndham and Patriot.

  After the six month anniversary of the closing of the investment, lenders transferring increasing rate loans may exchange the increasing rate loans for exchange notes carrying identical terms to the increasing rate loans. To the extent any increasing rate loans or exchange notes are outstanding 180 days after the closing of the $1 billion equity investment, Wyndham must by such date file and maintain a shelf registration statement with the Securities and Exchange Commission allowing the resale of any exchange notes outstanding thereafter. Wyndham may also offer registered substitute notes in exchange for all outstanding IRLs and exchange notes.

  Wyndham's ability to borrow under its revolving facility is subject to Wyndham's compliance with a number of customary financial and other covenants, including total leverage and interest coverage ratios, limitations on additional indebtedness, and limitations on investments and stockholder dividends.

  Wyndham and Patriot have agreed to pay the agents and the lenders customary fees for a facility of this nature.

  In May 1999, the Chase Manhattan Bank and Chase Securities Inc. notified the companies that they were exercising their rights under the "market flex" provisions of the commitment letters to change the terms of the senior credit facilities and the increasing rate loan facility. The revolving credit facility has been reduced from $800 million to $600 million, the term loan facility has been increased from $1.0 billion to $1.2 billion and the maximum that may be drawn at the closing has been reduced from $560 million to $400 million.

  For purposes of the pro forma financial statements the New Credit Facility and increasing rate loans are collectively referred to as new debt financing.

Interstate Spin-off

 Interstate's Third-Party Hotel Management Business

  In May, 1998, Patriot along, with Interstate Hotels Company ("Interstate") entered into a settlement agreement with Marriott International, Inc. which addressed certain claims asserted by Marriott concerning Patriot's then proposed merger with Interstate. The settlement agreement provided for the dismissal of litigation brought by Marriott, and allowed Patriot's merger with Interstate to close.

  . In addition to dismissal of the Marriott litigation, the settlement agreement provides for the re-branding of ten Marriott hotels under the Wyndham name, Marriott's assumption of the management of ten Marriott hotels formerly managed by Interstate for the remaining term of the Marriott franchise agreement, and the divesture of the third-party management business which was operated by Interstate.

  . Patriot must complete the spin-off of third-party management business which was operated by Interstate no later than June 14, 1999.

  If Patriot does not complete the spin-off or the sale transaction by the final divestiture date, Marriott will be entitled to receive liquidated damages. Patriot will also be subject to additional penalties including Marriott's right to purchase, subject to third-party consents, the hotels to be submanaged by Marriott and six additional Marriott hotels owned by Patriot at their then appraised values. The Companies currently estimate the aggregate amount of the liquidated damages and other penalties to be approximately $190 million.

  Additionally, subject to any defenses Patriot may have, Patriot would owe Marriott liquidated damages with respect to the hotels converted to the Wyndham brand, those to be submanaged by Marriott, and the six additional Marriott hotels Marriott would have the option to purchase. Patriot also anticipates that Marriott would require third-party owners of Marriott-branded hotels that we manages to replace Patriot as manager of their hotels. As a result, each respective hotel would either: (1) lose the Marriott brand, at which time Patriot would have to compensate Marriott for any lost franchise fees or (2) terminate the management contract with Wyndham and enter into a contract with another manager. Patriot would owe liquidated damages on any third-party Marriott-franchised hotel which chooses to convert its brand.

Summary

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the $1 billion equity investment, the restructuring of Wyndham and Patriot, the new debt financing and the Interstate spin-off prior to the final divestiture date had occurred on March 31, 1999. In addition, the pro forma financial statements assume that all but 1.7 million units of limited partnership interests tender their units for shares of common stock. It is also assumed that the amendments to the operating partnership agreements being sought and the consents of solicitation will be approved. These amendments will allow for the distribution of the non-voting stock of specified corporate subsidiaries so that it will be owned directly by Patriot.

  Additionally, the Pro Forma Condensed Consolidated Statements of Operations of the companies for the three months ended March 31, 1999 and the year ended December 31, 1998 assume these transactions as described above and the effects of the business transactions completed in 1998 as detailed on pages F-2 through F-6 had occurred as of the beginning of the periods presented.

  The following unaudited Pro Forma Condensed Combined Statements of Operations were derived from the Combined Statements of Operations of Patriot and Wyndham (together with their respective subsidiaries) filed with the Companies' Quarterly Report on Form 10-Q for the three months ended March 31, 1999 and Annual Report on Form 10-K for the year ended December 31, 1998. The unaudited Pro Forma Condensed Combined Statement of Operations were also derived in part from Interstate Hotels Management, Inc.'s unaudited Pro Forma Combined Statements of Operations and Owners' Equity filed on Form S-1A dated May 17, 1999. In management's opinion all the material adjustments necessary to reflect the effects of the planned transaction have been made. The following unaudited Pro Forma Condensed Combined Statements of Operations do not reflect the following asset sales: Bay Meadows Racecourse in February, 1999, Holiday Inn Crockett in March, 1999, Holiday Inn Beachwood, Hampton Inn Rochester, Hampton Inn Jacksonville, Hampton Inn Cleveland, and Hampton Inn Canton, in April of 1999.

  The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1999, nor does it purport to present the future financial position of Wyndham and Patriot.

  Additionally, the following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Wyndham and of Patriot would have been assuming such transactions had been completed at the beginning of the periods presented, nor do they purport to present the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1999 is not necessarily indicative of the results of operations for a full year.

                      PATRIOT AMERICAN HOSPITALITY, INC.
                                      and
                          WYNDHAM INTERNATIONAL, INC.

                  Pro Forma Condensed Combined Balance Sheet

                           As of March 31, 1999
                                  (unaudited)

                            Patriot     Wyndham
                           Pro Forma   Pro Forma                     Combined   Exchange        Equity        Pro Forma
                              (A)         (B)      Eliminations     Pro Forma     Offer       Investment        Total
                           ----------  ----------  ------------     ----------  ---------     ----------     -----------
                                              (in thousands, except per share amounts)
          ASSETS
 Current assets:
 Cash and cash
 equivalents.............  $   53,492  $   68,651          --       $  122,143        --      $      --      $   122,143
 Restricted Cash.........      19,511      17,393          --           36,904        --             --           36,904
 Accounts and lease
 revenue receivable,
 net.....................      15,187     195,087          --          210,274        --             --          210,274
 Notes and other
 receivables from
 Patriot.................         --       73,280      (73,280)(C)         --         --             --              --
 Notes and other amounts
 receivable from
 Wyndham.................     275,197         --      (275,197)(D)         --         --             --              --
 Inventories.............         --       23,131          --           23,131        --             --           23,131
 Prepaid expense and
 other assets............      24,192      50,982          --           75,174        --             --           75,174
                           ----------  ----------  -----------      ----------  ---------     ----------     -----------
  Total current assets...     387,579     428,524     (348,477)        467,626        --             --          467,626
 Investment in real
 estate and related
 improvements and land
 held for development,
 net of accumulated
 depreciation............   4,951,180     621,857         (127)(E)   5,572,910   (129,583)(H)        --        5,443,327
 Investment in
 unconsolidated
 subsidiaries............     998,553     119,660     (940,544)(F)     177,669     (2,666)(H)        --          175,003
 Subscription notes
 receivable..............     134,378      91,278     (225,656)(G)         --         --             --              --
 Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries............      77,536         --           --           77,536        --             --           77,536
 Mortgage notes and other
 receivables.............      21,780      12,594          --           34,374        --             --           34,374
 Management contracts,
 net of accumulated
 amortization............         --      132,069          --          132,069        --             --          132,069
 Leaseholds, net of
 accumulated
 amortization............      93,318      49,117          --          142,435        --             --          142,435
 Trade names and
 franchise costs, net of
 accumulated
 amortization............         --      124,219          --          124,219        --             --          124,219
 Goodwill and
 intangibles, net of
 accumulated
 amortization............     136,023     419,551          --          555,574     (8,076)(H)    (83,642)(I)     463,856
 Deferred expenses, net
 of accumulated
 amortization............      42,129         146          --           42,275        --          41,803 (J)      84,078
 Deferred acquisition
 costs...................         928      17,089          --           18,017        --             --           18,017
                           ----------  ----------  -----------      ----------  ---------     ----------     -----------
  Total assets...........  $6,843,404  $2,016,104  $(1,514,804)     $7,344,704  $(140,325)    $  (41,839)    $ 7,162,540
                           ==========  ==========  ===========      ==========  =========     ==========     ===========
      LIABILITIES &
   SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and
 accrued expenses........  $   81,379  $  239,610          --       $  320,989        --      $      --      $   320,989
 Dividends and
 distributions payable...         --          --           --              --         --             --              --
 Participating lease
 payments payable to
 Patriot.................         --       68,887      (68,887)(D)         --         --             --              --
 Deposits................         --       37,247          --           37,247        --             --           37,247
 Notes and other amounts
 payable to Patriot......         --      206,310     (206,310)(D)         --         --             --              --
 Notes and other amounts
 payable to Wyndham......      73,280         --       (73,280)(C)         --         --             --              --
 Current portion of
 borrowings under the
 credit facility, term
 loans, mortgage notes
 and capital leases......   1,359,171     145,169          --        1,504,340        --      (1,080,255)(K)     424,085
                           ----------  ----------  -----------      ----------  ---------     ----------     -----------
  Total current
  liabilities............   1,513,830     697,223     (348,477)      1,862,576        --      (1,080,255)        782,321
 Subscription notes
 payable.................      91,278     134,378     (225,656)(G)         --         --             --              --
 Borrowings under the
 credit facility, term
 loans, mortgage notes
 and capital leases......   2,284,230      99,999          --        2,384,229        --         587,906 (K)   2,972,135
 Due to unconsolidated
 subsidiaries............       8,084         --           --            8,084        --             --            8,084
 Deferred income taxes...      37,755      64,579          --          102,334        --         750,000 (L)     852,334
 Minority interest in the
 Operating partnerships..     225,999      30,466          --          256,465   (220,197)(H)        --           36,268
 Minority interest in
 consolidated
 subsidiaries............     196,798     938,181     (940,544)(F)     194,435        --             --          194,435
 Stockholders' equity:
 Preferred Stock.........          54          36          --               90        --           1,074 (M)       1,164
 Excess stock............         --          --           --              --         --             --              --
 Common Stock............       2,342       2,342          --            4,684          7 (H)     (4,608)(M)          83
 Additional Paid in
 Capital.................   2,781,901     249,207          --        3,031,108     79,865 (H)    912,574 (M)   4,023,547
 Treasury Stock..........         --          --           --              --         --        (345,907)(N)    (345,907)
 Notes receivable from
 shareholders and
 affiliates..............     (15,471)     (1,070)         --          (16,541)       --             --          (16,541)
 Unearned stock
 compensation, net of
 accumulated
 amortization............      (1,472)        --           --           (1,472)       --             --           (1,472)
 Unrealized loss on
 securities available for
 sale....................         --       (1,281)         --           (1,281)       --             --           (1,281)
 Unrealized foreign
 exchange gain...........      (4,547)        824          --           (3,723)       --             --           (3,723)
 Distribution of
 Interstate Management at
 book value..............         --      (67,136)         --          (67,136)       --             --          (67,136)
 Accumulated deficit and
 dividend distributions..    (277,377)   (131,644)        (127)(E)    (409,148)       --        (862,623)(O)  (1,271,771)
                           ----------  ----------  -----------      ----------  ---------     ----------     -----------
  Total shareholders'
  equity.................   2,485,430      51,278         (127)      2,536,581     79,872       (299,490)      2,316,963
                           ----------  ----------  -----------      ----------  ---------     ----------     -----------
  Total liabilities and
  shareholders' equity...  $6,843,404  $2,016,104  $(1,514,804)     $7,344,704  $(140,325)    $  (41,839)    $ 7,162,540
                           ==========  ==========  ===========      ==========  =========     ==========     ===========

See notes on following pages.

Notes to Pro Forma Condensed Consolidated Balance Sheet;

(A) Represents the pro forma balance sheet of Patriot as of March 31, 1999 as adjusted for the Interstate Spin-off transaction. See page F-21.

(B) Represents the pro forma balance sheet of Wyndham as of March 31, 1999 as adjusted for the Interstate Spin-off transaction. See page F-26.
(C) Represents the intercompany elimination of notes and other receivable from Patriot and notes and other amounts payable to Wyndham

      Notes and other receivables from Patriot....................... $ (73,280)
      Notes and other amounts payable to Wyndham.....................    73,280
                                                                      ---------
                                                                      $     --
                                                                      =========

(D) Represents the intercompany elimination of notes and other amounts receivable from Wyndham and participating lease payments payable to Patriot and notes and other amounts payable to Patriot.

      Notes and other amounts receivable from Wyndham............... $ (275,197)
      Participating lease payments payable to Patriot...............     68,887
      Notes and other amounts payable to Wyndham....................    206,310
                                                                     ----------
                                                                     $      --
                                                                     ==========

(E) Represents the intercompany elimination of design and construction fees capitalized by Patriot for hotels leased by Patriot to Wyndham.

      Investment in real estate and related improvements and land held for development, net of accumulated depreciation................. $(127)
      Accumulated deficit and dividend distributions....................   127
                                                                         -----
                                                                         $ --
                                                                         =====

(F) Represents the intercompany elimination of Patriot's investment of certain non-controlled subsidiaries, which are controlled by Wyndham, that were formed in connection with various mergers and acquisitions in 1998, and Wyndham's minority interest in these subsidiaries.

      Investment in unconsolidated subsidiaries..................... $ (940,544)
      Minority interest in consolidated subsidiaries................    940,544
                                                                     ----------
                                                                     $      --
                                                                     ==========

(G) In order to effect the issuance of the paired shares of common stock and OP Units which were issued in connection with certain of the Companies' mergers, other acquisition transactions and equity transactions, Patriot and Wyndham have issued promissory notes to fund the issuance of paired shares and OP Units. These promissory notes are referred to as subscription notes. The adjustment represents the elimination of these notes receivables and payables.

      Subscription notes receivable.................................. $(225,656)
      Subscription notes payable.....................................   225,656
                                                                      ---------
                                                                      $     --
                                                                      =========

(H) Represents the adjustment in the basis of the related asset, liability, or shareholders' equity as a result of the use of the purchase method of accounting for the exchange of certain partners' common and preferred OP Units for the Companies' common stock.

  Step-Down in Basis of the Asset:

      Investment in real estate, and related improvements and land held for development, net of accumulated depreciation........ $(129,583)
      Investment in unconsolidated subsidiaries.....................    (2,666)
      Goodwill and intangibles, net of accumulated amortization.....    (8,076)
                                                                     ---------
        Total Step-down in basis of assets..........................  (140,325)
                                                                     =========
  Reduction of Minority Interest:

      Minority interest in the Operating Partnership................   220,197
                                                                     =========

  Adjustment to par value of common stock:

      Par value of common stock for shares issued in exchange for common and preferred units of limited partnership interests in the
       Operating Partnership (based on 14,577 issued at $.0005 per
       share).............................................................   7
                                                                           ===

  Adjustments to additional paid in capital:

      Estimated Book Value of Sponsor's interest....................... $ 22,609
      Estimated Fair Market Value of Non Sponsor's interest............   57,256
                                                                        --------
        Total adjustments to additional paid in capital................ $ 79,865
                                                                        ========

(I) Represents the write-off of net book value of the intangible asset related to the structure recorded, as a result of the Cal Jockey merger. In connection with the change in tax legislation, the paired share REIT structures have been limited in their ability to expand their business through the limitation, set by Congress regarding business transactions between the REIT and its related operating company. As a result of this legislation, Patriot and Wyndham have revised their on going business strategy. Pursuant to the restructuring, Patriot and Wyndham will terminate their pairing agreement and no longer maintain the paired share REIT structure. Wyndham has recognized the write-off of this intangible as an adjustment to retained earnings in the pro forma condensed consolidated balance sheet.

(J) Represents the pro forma adjustment for the write-off of net deferred financing costs associated with the existing $2.7 billion credit facility and the addition of deferred financing costs to be incurred in connection with the new debt financing. The write-off of deferred loan costs have been reflected as a pro forma adjustment to retained earnings in the pro forma condensed consolidated balance sheet.

      Write-off of net deferred financing cost associated with the credit facility............................................. $(27,322)
      Addition of deferred financing costs associated with the new
       debt financing..............................................   69,125
                                                                    --------
                                                                    $ 41,803
                                                                    ========

(K) Represents the pro forma adjustments to the current portion and long term portion of debt obligations as a result of the investment, the restructuring and new debt financing.

                                                                       Balance
                                                                     -----------
   Pro forma adjustments to debt as a result of New Debt
   Financing:
     New revolving loan facility bearing interest at a rate of
     8.00% per annum (LIBOR plus 2.75%)...........................   $   400,000
     New term loan facility bearing interest at a rate of 8.75%
     per annum (LIBOR plus 3.50%).................................     1,200,000
     Increasing rate loans bearing interest at a rate of .25%
     below the initial new term loan facility increasing .50%
     every three months...........................................       650,000
     Other mortgage financing bearing interest at a rate of 8.75%
     per annum....................................................       262,743
                                                                     -----------
                                                                       2,512,743
   Reduction of debt for the assumed repayment of the following
   long-term   obligations:
     Existing credit facility.....................................      (875,587)
     Tranche III and B term loans.................................    (1,049,250)
                                                                     -----------
                                                                      (1,924,837)
                                                                     -----------
         Pro Forma adjustment to long-term debt obligations.......   $   587,906
                                                                     ===========
   Current portion of long term debt to be repaid:
     Tranche I and II term loans..................................      (733,000)
     Promissory note payable to Chase Securities, Inc. ...........       (49,255)
     Unsecured note payable to PaineWebber Real Estate, Inc. .....      (160,000)
     Mortgage note payable to PaineWebber Real Estate, Inc. ......      (103,000)
     Mortgage note payable to PaineWebber Real Estate, Inc. ......       (35,000)
                                                                     -----------
         Pro Forma adjustment to current portion of debt
         obligations..............................................   $(1,080,255)
                                                                     ===========

(L) The restructuring will be reflected for as a reorganization of two companies under common control and will be accounted for in a manner similar to that used in pooling of interest accounting. There will be no revaluation of the assets and liabilities of the combining companies. Wyndham will take a one-time charge of approximately $750,000 related to a deferred tax liability that will result from the change in tax status from a REIT to a C Corporation, as required by SFAS No. 109. After the restructuring, Wyndham's financial statements will be presented on a consolidated basis representing the operations of the corporation (Wyndham) and its subsidiaries, including Patriot.
(M) Represents the adjustments to shareholders' equity as follows:

      Adjustment to par value of preferred stock:
      Par value of series B preferred (based on 116,414 preferred shares issued at a par value of $0.01 per share)............... $ 1,164
      Historical par value of preferred stock to be converted or retired
       as a result of the Investment and Restructuring................     (90)
                                                                       -------
                                                                       $ 1,074
                                                                       =======
      Adjustment to par value of common stock:
      Par value of common stock after reverse stock split and
       preferred
       shares converted pursuant to the restructuring (based on
       165,663
       shares at a par value of $0.0005 per share).................... $    83
      Pro forma par value of shares exchanged for units of limited
       partnership interests in the operating partnership.............      (7)
      Historical par value of common stock............................  (4,684)
                                                                       -------
                                                                       $(4,608)
                                                                       =======

      Adjustment to additional paid in capital:
      Investment................................................... $1,000,000
      Historical par value of preferred stock......................         90
      Historical par value of common stock.........................      4,684
      Pro forma par value of shares exchanged for units of limited
       partnership interest in the Operating Partnerships..........          7
      Par value adjustment for series B preferred                       (1,164)
      Par value adjustment for reverse stock split.................        (83)
      Cost of the Investment (including advisory fees, legal and accounting
       and costs of the transaction)...............................    (90,960)
                                                                    ----------
                                                                    $  912,574
                                                                    ==========

   The total number of series B preferred shares issued is based on a conversion price of $8.59 per share.

   The amount by which the conversion price can be adjusted relating to indemnification for breaches by Wyndham and Patriot of general representations and warranties and for special costs related to the consummation of the restructuring of Wyndham and Patriot and related to shareholder litigation is subject to a maximum amount of approximately $2.27 per share. In order for the total conversion price adjustments relating to the indemnification to equal $2.27, Wyndham and Patriot would generally have to incur approximately $380,000 in losses, pursuant to the purchase agreement. There is no maximum amount on conversion price adjustments relating to breaches of covenants. Neither is there a maximum amount on the separate indemnity relating to sales by the counterparties to the companies' forward equity contracts of paired shares of Wyndham and Patriot common stock issued as collateral under the forward equity contracts.

   If the conversion price was adjusted by the maximum amount to $6.32, an additional 41,808 shares of common stock would be issuable upon conversion of the series B preferred stock. See Note (N) page F-16 for discussion of earnings per share.

(N) Represents the recognition of treasury stock as a result of the cash settlement of the forward equity contracts for the return of approximately
    12.55 million shares, shares held as collateral for the obligations and the retirement of Patriot B preferred stock returned for cash of $25.00 per share. The treasury stock will be recorded at cost and as a reduction of stockholders' equity.

      Forward equity shares........................................  $(331,941)
      Patriot B preferred stock....................................    (13,966)
                                                                     ---------
                                                                     $(345,907)
                                                                     =========

(O) Pro forma adjustments to retained earnings are as follows:

      Write-off of intangibles related to structure...............  $  (83,642)
      Write-off of deferred financing costs.......................     (27,322)
      Estimated deferred tax liability............................    (750,000)
      Transaction costs to settle forward equity contracts........      (1,659)
                                                                    ----------
                                                                    $ (862,623)
                                                                    ==========

                    Patriot American Hospitality, Inc. and

                       Wyndham International, Inc.

             Pro Forma Condensed Combined Statements of Operations

                for the three months ended March 31, 1999
                                  (unaudited)

                             Patriot      Wyndham    Elimination      Combined    Exchange       Equity      Pro Forma
                          Historical(A) Pro Forma(B)   Entries      Pro Forma (G)  Offer       Investment      Total
                          ------------- ------------ -----------    ------------- --------     ----------    ---------
                                               (in thousands, except per share amounts)
Revenue:
 Hotel revenue..........    $    --       $596,235    $     --        $596,235    $   --        $    --      $596,235
 Participating lease
 revenue................     186,155           --      (185,822)(C)        333        --             --           333
 Racecourse facility
 and land lease
 revenue................         --          4,561          --           4,561        --             --         4,561
 Management fee and
 service fee income.....         --         13,271         (127)(D)     13,144        --             --        13,144
 Interest and other
 income.................       4,758         5,359       (5,156)(E)      4,961        --             --         4,961
                            --------      --------    ---------       --------    -------       --------     --------
   Total revenue........     190,913       619,426     (191,105)       619,234        --             --       619,234
Expenses:
 Hotel expenses.........      31,359       372,071          --         403,430        --             --       403,430
 Racecourse facility
 operations.............         --          3,867          --           3,867        --             --         3,867
 General and
 administrative.........      20,651        20,759          --          41,410        --           2,734 (J)   44,144
 Interest expense.......      86,104         9,727       (5,156)(E)     90,675        --         (13,917)(K)   76,758
 Cost of acquiring
 license agreements.....         803           --           --             803        --             --           803
 (Gain) loss on sale of
 assets                       (2,985)          210          --          (2,775)       --             --        (2,775)
 Depreciation and
 amortization...........      52,662        18,789          --          71,451     (1,128)(H)       (548)(L)   69,775
 Participating lease
 payments...............         --        185.822     (185,822)(C)        --         --             --           --
                            --------      --------    ---------       --------    -------       --------     --------
                             188,594       611,245     (190,978)       608,861     (1,128)       (11,731)     596,002
                            --------      --------    ---------       --------    -------       --------     --------
Operating income
(loss)..................       2,319         8,181         (127)        10,373      1,128         11,731       23,232
 Equity in earnings of
 unconsolidated
 subsidiaries...........      14,612        (2,871)     (12,098)(F)       (357)       --             --          (357)
                            --------      --------    ---------       --------    -------       --------     --------
Income (loss) before
income tax provision,
and minority interests..      16,931         5,310      (12,225)        10,016      1,128         11,731       22,875
 Income tax
 (provision)/benefit....      (2,477)       (8,091)         --         (10,568)       --           2,155 (M)   (8,413)
                            --------      --------    ---------       --------    -------       --------     --------
Income (loss) before
minority interests......      14,454        (2,781)     (12,225)          (552)     1,128         13,886       14,462
 Minority interest in
 the operating
 partnership............        (729)        2,687          --           1,958     (1,687)(I)        --           271
 Minority interest in
 consolidated
 subsidiaries...........      (1,873)      (12,146)      12,098 (F)     (1,921)       --             --        (1,921)
                            --------      --------    ---------       --------    -------       --------     --------
Net income (loss).......    $ 11,852      $(12,240)   $    (127)      $   (515)   $  (559)      $ 13,886     $ 12,812
                            ========      ========    =========       ========    =======       ========     ========
Basic earnings (loss)
per common share(N).....    $   0.02      $  (0.08)                   $  (0.06)                              $  (0.07)
                            ========      ========                    ========                               ========
Dilutive loss per common
share(N)................    $  (0.06)     $  (0.08)                   $  (0.13)                              $  (0.07)
                            ========      ========                    ========                               ========

                         See notes on following pages.

Notes to Pro Forma Condensed Combined Statement of Operations

(A) Represents Patriot's historical results of operations for the three months ended March 31, 1999 as reported in the Companies' Report on Form 10-Q.

(B) Represents the Pro Forma Condensed Consolidated Statements of Operations for Wyndham for the three months ended March 31, 1999. See page F-28.
(C) Represents elimination of lease revenue and expense related to the hotels and the Racecourse facility leased by Patriot to Wyndham.
(D) Represents elimination of design and construction fees related to the hotels leased by Patriot to Wyndham.

(E) In connection with the mergers and other transactions, Patriot (including the Patriot Partnership) subscribed for shares of Wyndham common stock or units of limited partnership interest in the Wyndham Partnership and Wyndham subscribed for shares of Patriot common stock in order to effect the exchange of paired shares or pairs of units of limited partnership interest in the operating partnerships in consummation of the transactions. These subscriptions for shares of common stock and units of limited partnership interest were funded through the issuance of promissory notes referred to as "subscription notes" payable to Wyndham or Patriot, as the case may be. The subscription notes accrue interest at rates ranging from LIBOR plus 1% to a fixed rate of 8.7% per annum and mature on various dates through 2002.

(F) Represents elimination of Patriot's equity in the earnings of certain non-controlled subsidiaries that were formed in connection with various mergers and acquisitions in 1998. The entities are controlled by Wyndham, and as a result, the operating results of these entities have been combined with those of Wyndham for pro forma financial reporting purposes.

(G) Represents the historical results of operations for Patriot and pro forma results of operations for Wyndham combined for the three months ended March 31, 1999 reflecting the Interstate spin-off Transaction, as if it had been consummated as of the beginning of the period being presented.

(H) Represents the pro forma adjustment to reduce depreciation and amortization for the step-down in basis as a result of the use of the purchase method of accounting for the exchange of certain partners' common and preferred OP units for the Companies' common stock.

(I) Represents the reduction in minority interest due to a reduction in minority interest percentage as a result of the exchange of the minimum amount of limited partners' common and preferred OP units for the Companies' common stock. The impact to the results of operations if all the remaining partners were to elect to exchange their interest would be to reduce minority interest in the operating partnership by $271 and decrease the Companies' net income from $12,812 to $12,541. The net loss applicable to the common shareholder would increase to $(11,834), with a net loss per share of $(0.07) based on the weighted average shares of 167,363 (including the exchange of 1,700 of remaining units for shares).

(J) Represents the pro forma adjustment for incremental administrative fees of approximately $1,075 in fees related to the new credit facilities and approximately $1,659 in fees related to settlement of the forward equity contracts.

(K) Represents the pro forma adjustment to debt and interest expense as a result of the investment and new credit facilities as follows:

                                                                Balance    Interest
                                                              -----------  --------
   Pro forma adjustments to debt as a result of New Debt
   Financing:
     New revolving loan facility bearing interest at a
     rate of 8.00% per annum (LIBOR plus 2.75%).........      $   400,000  $  8,000
     New term loan facility bearing interest at a rate
     of 8.75% per annum (LIBOR plus 3.50%)..............        1,200,000    26,250
     Increasing rate loans bearing interest at a rate of
     .25% below the initial new term loan facility
     increasing .50% every three months.................          650,000    13,813
     Other mortgage financing bearing interest at a rate
     of 8.75% per annum.................................          262,743     5,748
     Additional deferred loan costs of approximately
     $69,125 amortized over periods of 5 to 7 years.....              --      2,846
                                                              -----------  --------
                                                                2,512,743    56,657
  Reduction of debt for the assumed repayment of the
     following long-term obligations:
     Existing credit facility...........................         (875,587)  (17,128)
     Tranche III and B term loans.......................       (1,049,250)  (19,970)
     Amortization of deferred loan costs related to the
     existing credit facility for the year ended
     December 31, 1998..................................              --    (10,905)
                                                              -----------  --------
                                                               (1,924,837)  (48,003)
                                                              -----------  --------
         Pro Forma adjustment to long-term debt
         obligations....................................      $   587,906
                                                              ===========
   Current portion of long term debt to be repaid:
     Tranche I and II term loans........................         (733,000)  (15,530)
     Promissory note payable to Chase Securities,
     Inc. ..............................................          (49,255)     (971)
     Unsecured note payable to PaineWebber Real Estate,
     Inc. ..............................................         (160,000)   (3,479)
     Mortgage note payable to PaineWebber Real Estate,
     Inc. ..............................................         (103,000)   (1,950)
     Mortgage note payable to PaineWebber Real Estate,
     Inc. ..............................................          (35,000)     (641)
                                                              -----------  --------
         Pro Forma adjustment to current portion of debt
         obligations....................................      $(1,080,255) $(22,571)
                                                              ===========  ========
   Pro Forma adjustments to interest expense:
     Pro forma adjustments to interest as a result of
     new debt financing.................................                   $ 56,657
     Reduction of interest expense for the assumed
     repayment of
     long-term debt obligations.........................                    (48,003)
     Interest expense related to current portion of debt
     obligations to be repaid...........................                    (22,571)
                                                                           --------
         Pro Forma adjustment to interest expense.......                   $(13,917)
                                                                           ========

  An increase of 0.125% in the interest rate would increase pro forma interest expense to $77,543, decreasing net income to $12,027. Net loss applicable to common shareholders would increase to $(12,348), loss per common share would remain at $(0.07) based on 165,663 weighted average number of common shares outstanding.

  At or after the closing of the investment and the new credit facilities, Wyndham may determine to issue senior unsecured notes with a 10-year term to repay or replace borrowings under (i) the increasing rate loans and (ii) the new revolving loan facility. Assuming that $1 billion of such notes were issued at an assumed interest rate of 9.5% per annum, pro forma interest expense would increase to $80,289, decreasing net income to $10,693. Net loss applicable to common shareholders would increase to $(14,432), loss per common share would increase to $(0.09) based on 165,663 weighted average number of common shares outstanding. In addition, the Companies would have an extraordinary write-off of $17,875 of deferred loan costs if the senior unsecured notes were used to repay the increasing rate loans.

(L) Represents the adjustment to reduce depreciation and amortization for the goodwill to be written off in connection with the restructuring.

(M) Represents the tax benefit to Wyndham as a result of the restructuring of Wyndham and Patriot. The restructuring of Wyndham and Patriot results in Wyndham, Patriot and certain corporate subsidiaries of Patriot reporting and filing on a consolidated basis for federal income tax purposes. The tax benefit is derived from the reversal of certain timing differences between financial and income tax reporting methods and does not represent the amount of cash taxes for which Wyndham would be liable.

(N) As a result of the $1 billion equity investment and the restructuring of Patriot and Wyndham, Wyndham will issue 116,414 shares of series B preferred stock to the investors at $8.59 per share for a total investment of $1 billion. Proceeds from the investment will be used to repay the obligations in connection with the forward equity contracts of approximately $333,600. Based upon the number of paired shares issued at March 31, 1999, a total of 91,500 shares of common stock will be retired to treasury stock in connection with the repayment of the forward equity transactions. Additionally, the holders of Wyndham Series A and B Preferred Stock will be offered the opportunity to exchange their securities for Wyndham common stock. For purposes of the calculation, Wyndham Series A and B Preferred Stock will be assumed to be converted to Wyndham common stock. Holders of Patriot preferred stock will have the right to receive $25.00 for each of their paired shares. For purposes of the pro forma statement, the Patriot B preferred holders are assumed to receive total cash of approximately $13,966 (based on 559 shares at $25.00 per share). As a result, the total number of common shares outstanding on a pro forma basis would be 165,663. Pro forma basic and dilutive earnings per share are as follows:

                                                           Pro Forma  Pro Forma
                                                             Basic    Dilutive
                                                           ---------  ---------
      Earnings per common share:
      Net income attributable to common shareholders...... $  12,812  $  12,812
      Investor Preferred Dividends........................   (24,375)   (24,375)
                                                           ---------  ---------
      Net loss available to common shareholders........... $ (11,563) $ (11,563)
                                                           =========  =========
      Weighted average shares.............................   165,663    165,663
                                                           =========  =========

  For the pro forma calculation, the dilutive effect of the series B preferred shares of 118,401, unvested stock grants of 796 and the option to purchase 15 common shares were excluded from the computation of dilutive earnings per share for the three months ended March 31, 1999 because they are anti-dilutive.

   Basic and dilutive earnings per share, on a pro forma basis, before the effects of the Exchange Offer and restructuring are as follows:

                                                            Pro Forma Pro Forma
                                                              Basic    Diluted
                                                            --------- ---------
      Combined net loss....................................  $  (515) $   (515)
      Preferred stock dividends............................     (373)     (373)
      Adjustment for equity forwards (1)...................   (8,395)  (20,033)
                                                             -------  --------
       Net loss to common shareholders.....................  $(9,283) $(20,921)
                                                             =======  ========
      Weighted average number of paired shares(2)..........  154,990   154,990
                                                             =======  ========

--------

(1) The adjustment relates to the mark-to-market and yield adjustment for the forward equity contracts which can be settled in cash or stock, at the Companies' option.

(2) For the three months ended March 31, 1999, the dilutive effect of an unvested stock grants of 796, the option to purchase common stock of 15 and 8,423 of preferred shares were not included in the computation of diluted earnings per share because they are anti-dilutive.

                    Patriot American Hospitality, Inc. and
                          Wyndham International Inc.

             Pro Forma Condensed Combined Statements of Operations
                     for the year ended December 31, 1998
                                  (unaudited)

                            Patriot      Wyndham    Elimination      Combined    Exchange       Equity      Pro Forma
                          Pro Forma(A) Pro Forma(B)   Entries      Pro Forma (G)  Offer       Investment      Total
                          ------------ ------------ -----------    ------------- --------     ----------    ----------
                                               (in thousands, except per share amounts)
Revenue:
 Hotel revenue..........    $    --     $2,153,954   $     --       $2,153,954   $    --       $    --      $2,153,954
 Participating lease
 revenue................     704,937           --     (667,242)(C)      37,695        --            --          37,695
 Racecourse facility
 and land lease
 revenue................         --         51,259         --           51,259        --            --          51,259
 Management fee and
 service fee income.....         --         56,012        (916)(D)      55,096        --            --          55,096
 Interest and other
 income.................      17,853        23,522     (21,620)(E)      19,755        --            --          19,755
                            --------    ----------   ---------      ----------   --------      --------     ----------
   Total revenue........     722,790     2,284,747    (689,778)      2,317,759        --            --       2,317,759
Expenses:
 Hotel expenses.........     127,253     1,419,999         --        1,547,252        --            --       1,547,252
 Racecourse facility
 operations.............         --         43,198         --           43,198        --            --          43,198
 General and
 administrative.........      31,157        76,612         --          107,769        --          3,794 (J)    111,563
 Interest expense.......     319,520        39,240     (21,620)(E)     337,140        --        (35,513)(K)    301,627
 Cost of acquiring
 leaseholds and license
 agreements.............      11,686        52,721         --           64,407        --            --          64,407
 Treasury lock
 settlement.............      49,334           --          --           49,334        --            --          49,334
 Loss on sale of
 assets.................       9,453           --          --            9,453        --            --           9,453
 Impairment loss on
 assets held for sale...      27,897        23,184         --           51,081        --            --          51,081
 Depreciation and
 amortization...........     195,678        66,658         --          262,336     (4,510)(H)    (2,193)(L)    255,633
 Participating lease
 payments...............         --        667,242    (667,242)(C)         --         --            --             --
                            --------    ----------   ---------      ----------   --------      --------     ----------
                             771,978     2,388,854    (688,862)      2,471,970     (4,510)      (33,912)     2,433,548
                            --------    ----------   ---------      ----------   --------      --------     ----------
Operating loss..........     (49,188)     (104,107)       (916)       (154,211)     4,510        33,912       (115,789)
 Equity in earnings of
 unconsolidated
 subsidiaries...........      45,495         2,283     (36,502)(F)      11,276        --            --          11,276
                            --------    ----------   ---------      ----------   --------      --------     ----------
Loss before income tax
provision, and minority
interests...............      (3,693)     (101,824)    (37,418)       (142,935)     4,510        33,912       (104,513)
 Income tax
 (provision)/benefit....      (2,777)      (13,043)        --          (15,820)       --         22,261 (M)      6,441
                            --------    ----------   ---------      ----------   --------      --------     ----------
Loss before minority
interests...............      (6,470)     (114,867)    (37,418)       (158,755)     4,510        56,173        (98,072)
 Minority interest in
 the operating
 partnership............         352        12,523         --           12,875    (10,993)(I)       --           1,882
 Minority interest in
 consolidated
 subsidiaries...........      (8,057)      (41,067)     36,502 (F)     (12,622)       --            --         (12,622)
                            --------    ----------   ---------      ----------   --------      --------     ----------
Net loss................    $(14,175)   $ (143,411)  $    (916)     $ (158,502)  $ (6,483)     $ 56,173     $ (108,812)
                            ========    ==========   =========      ==========   ========      ========     ==========
Basic loss per common
share(N)................    $  (0.27)   $    (0.97)                 $    (1.24)                             $    (1.26)
                            ========    ==========                  ==========                              ==========
Dilutive loss per common
share(N)................    $  (1.37)   $    (0.97)                 $    (2.35)                             $    (1.26)
                            ========    ==========                  ==========                              ==========

                         See notes on following pages.

Notes to Pro Forma Condensed Combined Statement of Operations:

(A) Represents the Pro Forma Condensed Consolidated Statements of Operations for Patriot for the year ended December 31, 1998. See page F-23.

(B) Represents the Pro Forma Condensed Consolidated Statements of Operations for Wyndham for the year ended December 31, 1998. See page F-30.
(C) Represents elimination of lease revenue and expense related to the hotels and the Racecourse facility leased by Patriot to Wyndham.
(D) Represents elimination of design and construction fees related to the hotels leased by Patriot to Wyndham.

(E) In connection with the mergers and other transactions, Patriot (including the Patriot Partnership) subscribed for shares of Wyndham common stock or units of limited partnership interest in the Wyndham Partnership and Wyndham subscribed for shares of Patriot common stock in order to effect the exchange of paired shares or pairs of units of limited partnership interest in the operating partnerships in consummation of the transactions. These subscriptions for shares of common stock and units of limited partnership interest were funded through the issuance of promissory notes referred to as "subscription notes" payable to Wyndham or Patriot, as the case may be. The subscription notes accrue interest at rates ranging from LIBOR plus 1% to a fixed rate of 8.7% per annum and mature on various dates through 2002. The pro forma elimination entry relating to interest income and expense consists of:

      Interest income and expense related to the Subscription Notes..  $ 18,293
      Interest income and expense related to the participating note
       held by Wyndham related to the Buena Vista Palace Hotel.......     1,852
      Interest income and expense related to a note receivable issued to
       Old Patriot in connection with the sale of certain assets to
       PAH RSI, L.L.C., which assets were acquired by Wyndham........     1,186
      Other intercompany income and expense items....................       289
                                                                       --------
                                                                       $ 21,620
                                                                       ========

(F) Represents elimination of Patriot's equity in the earnings of certain non-controlled subsidiaries that were formed in connection with various mergers and acquisitions in 1998. The entities are controlled by Wyndham, and as a result, the operating results of these entities have been combined with those of Wyndham for pro forma financial reporting purposes.

(G) Represents the pro forma results of operations for Patriot and Wyndham combined for the year ended December 31, 1998 adjusted for the 1998 transactions and the Interstate spin-off transaction, as if they had been consummated as of the beginning of the period being presented.

(H) Represents the pro forma adjustment to reduce depreciation and amortization for the step-down in basis as a result of the use of the purchase method of accounting for the exchange of certain partners' common and preferred OP units for the Companies' common stock.

(I) Represents the reduction in minority interest due to a reduction in minority interest percentage as a result of the exchange of the minimum of amount of limited partners' common and preferred OP units for the Companies' common stock. The impact to the results of operations if all the remaining partners were to elect to exchange their interest would be to reduce minority interest in the operating partnership by $1,882 and increase the Companies' net loss from $108,812 to $110,694. The net loss applicable to the common shareholder would increase to $210,730, with a net loss per share of $1.26 based on the weighted average shares of 167,363 (including the exchange of 1,700 of remaining units exchanged for shares).

(J) Represents the pro forma adjustment for incremental administrative fees of approximately $1,075 in fees related to the new credit facilities and approximately $2,719 in fees related to settlement of the forward equity contracts.

(K) Represents the pro forma adjustment to debt and interest expense as a result of the investment and new credit facilities as follows:

                                                                       Interest
                                                                       ---------
   Pro forma adjustments to debt as a result of New Debt Financing:
     New revolving loan facility bearing interest at a rate of
     8.00% per annum
     (LIBOR plus 2.75%)............................................    $  32,444
     New term loan facility bearing interest at a rate of 8.75% per annum
     (LIBOR plus 3.50%)............................................      106,459
     Increasing rate loans bearing interest at a rate of .25% below the initial
     new term loan facility increasing .50% every three months.....       60,961
     Other mortgage financing bearing interest at a rate of 8.75%
     per annum.....................................................       24,839
     Additional deferred loan costs of approximately $69,125
     amortized over
     periods of 5 to 7 years.......................................       11,382
                                                                       ---------
                                                                         236,085
   Reduction of debt for the assumed repayment of the following
   long-term   obligations:
     Existing credit facility......................................      (72,968)
     Tranche III and B term loans..................................      (85,462)
     Amortization of deferred loan costs related to the existing credit facility
     for the year ended December 31, 1998..........................      (31,661)
                                                                       ---------
                                                                        (190,091)
                                                                       ---------
         Pro Forma adjustment to long-term debt obligations........
   Current portion of long term debt to be repaid:
     Tranche I and II term loans...................................      (58,085)
     Promissory note payable to Chase Securities, Inc. ............         (606)
     Unsecured note payable to PaineWebber Real Estate, Inc. ......      (12,113)
     Mortgage note payable to PaineWebber Real Estate, Inc. .......       (8,044)
     Mortgage note payable to PaineWebber Real Estate, Inc. .......       (2,659)
                                                                       ---------
         Pro Forma adjustment to current portion of debt
         obligations...............................................    $ (81,507)
                                                                       =========
   Pro Forma adjustments to interest expense:
     Pro forma adjustments to interest as a result of new debt
     financing.....................................................    $ 236,085
     Reduction of interest expense for the assumed repayment of
     long-term debt obligations....................................     (190,091)
     Interest expense related to current portion of debt
     obligations to be repaid......................................      (81,507)
                                                                       ---------
         Pro Forma adjustment to interest expense..................    $ (35,513)
                                                                       =========

  An increase of 0.125% in the interest rate would increase pro forma interest expense to $304,084, increasing net loss to $111,257. Net loss applicable to common shareholders would increase to $211,293, loss per common share would increase to $1.28 based on 165,663 weighted average number of common shares outstanding.

  At or after the closing of the investment and the new credit facilities, Wyndham may determine to issue senior unsecured notes with a 10-year term to repay or replace borrowings under (i) the increasing rate loans and (ii) the new revolving loan facility. Assuming that $1 billion of such notes were issued at an assumed interest rate of 9.5% per annum pro forma interest expense would increase to $309,589, increasing net loss to $113,589. Net loss applicable to common shareholders would increase to $216,215 and net loss per common share would increase to $1.31 based on 165,663 weighted average number of common shares outstanding. In addition, the Companies would have an extraordinary write-off of $17,875 of deferred loan costs if the senior unsecured notes were used to repay the increasing rate loans.

(L) Represents the adjustment to reduce depreciation and amortization for the goodwill to be written off in connection with the restructuring.

(M) Represents the tax benefit to Wyndham as a result of the restructuring of Wyndham and Patriot. The restructuring of Wyndham and Patriot results in Wyndham, Patriot and certain corporate subsidiaries of Patriot reporting and filing on a consolidated basis for federal income tax purposes. The tax benefit is derived from the reversal of certain timing differences between financial and income tax reporting methods and does not represent the amount of cash taxes for which Wyndham would be liable.

(N) As a result of the $1 billion equity investment and the restructuring of Patriot and Wyndham, Wyndham will issue 116,414 shares of series B preferred stock to the investors at $8.59 per share for a total investment of $1 billion. Additionally, the holders of Wyndham Series A and B Preferred Stock will be offered the opportunity to exchange their securities for Wyndham common stock. For purposes of the calculation, Wyndham Series A and B Preferred Stock will be assumed to be converted to Wyndham common stock. Holders of Patriot preferred stock will have the right to receive $25.00 for each of their paired shares. For purposes of the pro forma statement, the Patriot B preferred holders are assumed to receive total cash of approximately $13,966 (based on 559 shares at $25.00 per share). As a result, the total number of common shares outstanding on a pro forma basis would be 165,663. Pro forma basic and dilutive earnings per share are as follows:

                                                        Pro Forma   Pro Forma
                                                          Basic      Dilutive
                                                        ----------  ----------
      Earnings per common share:
      Net loss attributable to common shareholders..... $ (108,812) $ (108,812)
      Investor Preferred Dividends.....................   (100,036)   (100,036)
                                                        ----------  ----------
      Net loss available to common shareholders........   (208,848)   (208,848)
                                                        ==========  ==========
      Weighted average shares..........................    165,663     165,663
                                                        ==========  ==========

  For the pro forma calculation, the dilutive effect of the series B preferred shares of 124,654, unvested stock grants of 880 and the option to purchase 753 common shares were excluded from the computation of dilutive earnings per share for the year ended December 31, 1998 because they are anti-dilutive.

   The combined Companies are in a loss position for the twelve months ended December 31, 1998. Basic and dilutive earnings per share, on a pro forma basis, before the effects of the Exchange Offer and restructuring are as follows:

                                                         Pro Forma  Pro Forma
                                                           Basic     Diluted
                                                         ---------  ---------
      Combined net loss................................. $(158,502) $(158,502)
      Preferred stock dividends.........................    (7,956)    (7,956)
      Adjustment for equity forwards (1)................   (21,151)  (188,592)
                                                         ---------  ---------
       Net loss to common shareholders.................. $(187,609) $(355,050)
                                                         =========  =========
      Weighted average number of paired shares
       outstanding(2)                                      151,313    151,313
                                                         =========  =========

--------
(1) The adjustment relates to the mark-to-market adjustment for the UBS and Nations forward equity contracts which can be settled in cash or stock, at the Companies' option. At December 31, 1998, the PaineWebber Transaction can be settled only in stock, only the guaranteed return portion as adjusted in the earnings per share calculations. There is no mark-to-market adjustment for the PaineWebber transaction which is accounted for by the Reverse Treasury Method.

(2) For 1998, the dilutive effect or unvested stock grants of 880, the options to purchase common stock of 753, shares issued in connection with forward equity contracts of 2,507 and 8,423 of preferred shares were not included in the computation of diluted earnings per share for the year December 31, 1998 because they are anti-dilutive.

                       PATRIOT AMERICAN HOSPITALITY INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                           As of March 31, 1999
                                  (unaudited)

                                                       Interstate
                                         Historical(A)  Spin-off     Pro Forma
                                         ------------- ----------    ----------
                                             (in thousands, except share
                                                      amounts)
                 ASSETS
Investment in real estate and related
 improvements and land held for
 development, net of accumulated
 amortization...........................  $4,951,180        --       $4,951,180
Cash and cash equivalents...............      53,492        --           53,492
Restricted cash.........................      19,511        --           19,511
Accounts receivable.....................      15,187        --           15,187
Investment in unconsolidated
 subsidiaries...........................     998,553        --          998,553
Mortgage notes and other receivables
 from unconsolidated subsidiaries.......      77,536        --           77,536
Subscription notes receivable from
 Wyndham................................     134,378        --          134,378
Notes and other amounts receivable from
 Wyndham................................     267,951      7,246         275,197
Other notes receivable..................      21,780        --           21,780
Leaseholds, net of accumulated
 amortization...........................     100,564     (7,246)(B)      93,318
Goodwill and intangibles, net of
 accumulated amortization...............     136,023        --          136,023
Deferred expenses, net of accumulated
 amortization...........................      42,129        --           42,129
Deferred acquisition costs..............         928        --              928
Inventories.............................         --         --              --
Other assets............................      24,192        --           24,192
                                          ----------    -------      ----------
    Total assets........................  $6,843,404    $   --       $6,843,404
                                          ==========    =======      ==========
   LIABILITIES & SHAREHOLDERS' EQUITY
Borrowings under credit facility, term
 loans, mortgage notes and capital
 leases.................................  $3,643,401    $   --       $3,643,401
Subscription notes payable to Wyndham...      91,278        --           91,278
Notes and other amounts payable to
 Wyndham................................      73,280        --           73,280
Accounts payable and accrued expenses...      81,379        --           81,379
Dividends and distributions payable.....         --         --              --
Deferred income taxes...................      37,755        --           37,755
Due to unconsolidated subsidiaries......       8,084        --            8,084
Minority interest in the Patriot
 Partnerships...........................     225,999        --          225,999
Minority interest in consolidated
 subsidiaries...........................     196,798        --          196,798
Shareholders' equity:
  Preferred stock.......................          54        --               54
  Excess stock..........................         --         --              --
  Common stock..........................       2,342        --            2,342
Additional paid in capital..............   2,781,901        --        2,781,901
Notes receivable from shareholders......     (15,471)       --          (15,471)
Unearned stock compensation, net of
 accumulated amortization...............      (1,472)       --           (1,472)
Unrealized foreign exchange gain........      (4,547)       --           (4,547)
Accumulated deficit and dividend
 distributions..........................    (277,377)       --         (277,377)
                                          ----------    -------      ----------
    Total shareholders' equity..........   2,485,430        --        2,485,430
                                          ----------    -------      ----------
    Total liabilities and shareholders'
     equity.............................  $6,843,404    $   --       $6,843,404
                                          ==========    =======      ==========

                          See notes on following page.

Notes to Pro Forma Condensed Consolidated Balance Sheet:

(A) Represents the historical consolidated balance sheet of Patriot as presented in the Companies' Report on Form 10-Q as of March 31, 1999.

(B) Represents the pro forma adjustment to reduce investments in leaseholds for the transfer of certain leases held by Patriot to Interstate Management in connection with the spin-off.

      Notes and other amounts receivable from Wyndham.................. $ 7,246
      Leaseholds, net of accumulated amortization......................  (7,246)
                                                                        -------
                                                                        $   --
                                                                        =======

                       PATRIOT AMERICAN HOSPITALITY, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   For the year ended December 31, 1998
                                  (unaudited)

                           Patriot      Recent      Arcadian     Summerfield    Interstate      Pro
                          Historical Transactions  Acquisition   Acquisition      Merger       Forma
                             (A)         (B)           (C)           (D)           (E)         Total
                          ---------- ------------  -----------   -----------    ----------    --------
                                     (in thousands, except for per share amounts)
Revenue:
  Participating lease
   revenue..............   $578,029     $1,335 (F)   $ 3,803 (F)  $ 23,194 (F)   $98,576 (F)  $704,937
  Interest and other
   income...............     17,381        472           --            --            --         17,853
                           --------     ------       -------      --------       -------      --------
    Total revenue.......    595,410      1,807         3,803        23,194        98,576       722,790
                           --------     ------       -------      --------       -------      --------
Expenses:
  Hotel expenses........    100,324        362 (G)       468        17,174 (G)     8,925 (G)   127,253
  General and
   administrative.......     29,784        --            --            --          1,373        31,157
  Interest expense......    245,205        601 (H)     6,708 (H)     7,488 (H)    59,518 (H)   319,520
  Cost of acquiring
   leaseholds and
   license agreements...     11,686        --            --            --            --         11,686
  Treasury lock
   settlement...........     49,334        --            --            --            --         49,334
  Loss on sale of
   assets...............      9,453        --            --            --            --          9,453
  Impairment loss on
   assets held for
   sale.................     27,897        --            --            --            --         27,897
  Depreciation and
   amortization.........    161,857        877 (I)     2,120 (I)     3,769 (I)    27,055 (I)   195,678
                           --------     ------       -------      --------       -------      --------
    Total expenses......    635,540      1,840         9,296        28,431        96,871       771,978
                           --------     ------       -------      --------       -------      --------
Operating (loss)
 income.................    (40,130)       (33)       (5,493)       (5,237)        1,705       (49,188)
  Equity in earnings
   (loss) of
   unconsolidated
   subsidiaries.........     36,726      7,805 (J)      (128)(K)    (6,293)(L)     7,385 (M)    45,495
                           --------     ------       -------      --------       -------      --------
(Loss) income before
 income tax
 provision, minority
 interests and
 extraordinary item.....     (3,404)     7,772        (5,621)      (11,530)        9,090        (3,693)
  Income tax provision..     (2,742)       (35)(N)       --            --            --         (2,777)
                           --------     ------       -------      --------       -------      --------
(Loss) income before
 minority interest
 and extraordinary
 item...................     (6,146)     7,737        (5,621)      (11,530)        9,090        (6,470)
  Minority interest in
   operating
   partnership..........        (98)      (931)(O)       --          1,381 (O)       --            352
  Minority interest in
   consolidated
   subsidiaries.........     (8,084)        27 (P)       --            --            --         (8,057)
                           --------     ------       -------      --------       -------      --------
Net (loss) income before
 extraordinary item.....   $(14,328)    $6,833       $(5,621)     $(10,149)      $ 9,090      $(14,175)
                           ========     ======       =======      ========       =======      ========
Basic loss per common
 share before
 extraordinary item
 (Q):...................   $  (0.30)                                                          $  (0.27)
                           ========                                                           ========
Diluted loss per common
 share before
 extraordinary item
 (Q):...................   $  (1.51)                                                          $  (1.37)
                           ========                                                           ========


                          See notes on following page.

Notes to Pro Forma Condensed Consolidated Statement of Operations:

(A) Represents Patriot's historical results of operations before extraordinary items for the twelve months ended December 31, 1998 as reported in the Companies' Annual Report on Form 10-K.
(B) Represents adjustments to Patriot's results of operations assuming recent transactions, including the acquisition of the Buena Vista Hotel, the merger with WHG and related acquisition of minority interests and the Golden Door Spa completed by Patriot during the twelve months ended December 31, 1998 had been consummated on January 1, 1998.
(C) Represents adjustments to Patriot's results of operations assuming the Arcadian Acquisition had been consummated as of January 1, 1998.
(D) Represents adjustments to Patriot's results of operations assuming the Summerfield Acquisition had been consummated as of January 1, 1998.
(E) Represents adjustments to Patriot's results of operations assuming the Interstate Merger and the related financing transactions had been consummated as of January 1, 1998.

(F) Represents adjustments to lease revenue assuming the hotels and leasehold interests currently owned by Patriot and its subsidiaries had been leased to the Lessees or Wyndham as of January 1, 1998. No lease income is included in the pro forma statement of operations for time periods prior to completion of construction or commencement of operations.
(G) Represents pro forma ground lease payments to be made with respect to certain of the hotels, and hotel lease expense related to the hotels leased by Patriot from third-party owners, which Patriot sub-leases to Wyndham.
(H)  Interest expense consists of the following components:

                                  Recent     Arcadian   Summerfield Interstate
                               Transactions Acquisition Acquisition   Merger
                               ------------ ----------- ----------- ----------
   Related to acquisition of
    hotels and hotel
    management businesses....      $601       $6,308      $7,256     $51,573
   Related to subscription
    notes payable to
    Wyndham..................       --           --          232       1,254
   Related to amortization of
    deferred loan costs......       --           400         --        6,691
                                   ----       ------      ------     -------
                                   $601       $6,708      $7,488     $59,518
                                   ====       ======      ======     =======

  The Pro Forma amounts presented assume an average interest rate of 7.39% per annum (assuming LIBOR plus 2.25%) on the amounts outstanding on the Revolving Credit Facility. Amortization of deferred loan costs is computed using the straight-line method (which approximates the interest method) over the term of the related loans. As a result of the closing of the repayment of debt assumed in connection with the Wyndham merger, deferred loan costs related to the debt repaid were written off. In addition, Patriot incurred certain prepayment penalties related to the early repayment of certain debt. These amounts, net of the minority interest share, were reported as an extraordinary item in Patriot's historical results of operations and has been eliminated for pro forma presentation purposes. In addition, as a result of the increase in Patriot's existing credit facilities, additional deferred loan costs totaling approximately $27,405 have been included in the borrowings under the credit facility and mortgage notes in the pro forma financial statements.

  An increase of 0.125% in the interest rate would increase pro forma interest expense to $320,461, increasing net loss to $15,103. Net loss applicable to common shareholders on a dilutive basis would increase to $208,945, however, loss per common share would increase to $1.38 based on 151,313 weighted average number of common shares and common share equivalents outstanding.

(I) Represents adjustments to depreciation and amortization in accordance with Patriot's policy.
  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 30 to 40 years for the hotel buildings and improvements, 7 years for the Racecourse facility and 3 to 10 years for furniture, fixtures and equipment ("FF&E"). These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill related to mergers and other acquisitions of businesses is computed using the straight-line method over estimated useful lives ranging from 5 to 40 years.
(J) Represents Patriot's pro forma equity in earnings of the non-controlled subsidiaries that own the Wyndham trade names and franchise related assets, the management and franchising contracts and the hotel management company and which are controlled by Wyndham. In addition, represents equity in losses of the partnerships that own the El San Juan Hotel & Casino and the El Conquistador and the WHG management company. These entities are also controlled by Wyndham.
(K) Represents Patriot's pro forma equity in losses of the non-controlled subsidiaries that own certain management-related assets acquired in the Arcadian acquisition. Subsidiaries of Wyndham own the controlling interest in these entities.
(L) Represents Patriot's pro forma equity in earnings of the non-controlled subsidiaries that own the management contracts and hotel management business acquired in the Summerfield acquisition. Subsidiaries of Wyndham own the controlling interest in these entities.
(M) Represents Patriot's pro forma equity in losses of the non-controlled subsidiaries that own the management contracts and hotel management business acquired in the Interstate merger. Subsidiaries of Wyndham own the controlling interest in these entities.
(N)  Represents an adjustment for estimated state income tax liabilities.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions of approximately 11%.
(P) Represents the minority interest related to partnerships and limited liability companies that own certain of the hotels assuming such entities had been formed and the hotels owned by such entities had been acquired at January 1, 1998.
(Q)  A reconciliation of net loss to common share holders is as follows:

                                                         Pro Forma  Pro Forma
                                                           Basic     Diluted
                                                         ---------  ---------
      Net loss.......................................... $(14,175)  $ (14,175)
      Preferred stock dividends.........................   (5,250)     (5,250)
      Adjustment for equity forwards (/1/)..............  (21,151)   (188,592)
                                                         --------   ---------
        Net loss to common shareholders................. $(40,576)  $(208,017)
                                                         ========   =========
          Weighted average number of paired shares
           outstanding(2)...............................  151,313     151,313
                                                         ========   =========
          Diluted.......................................  151,313     151,313
                                                         ========   =========

--------
(1) The adjustment relates to the mark-to-market adjustment for the UBS and Nations forward equity contracts, which can be settled in cash or stock, at the Companies' option. At December 31, 1998, PaineWebber can be settled only in stock, on the guaranteed return portion as adjusted in the earnings per share calculation. There is no mark-to-market adjustment for PaineWebber which is accounted for by the Reverse Treasury Method.

(2) For 1998, the dilutive effect of unvested stock grants of 880, the option to purchase common stock of 753, shares issued in connection with the forward equity contracts of 2,507 and 8,423 of preferred shares were not included in the computation of diluted earning per share for the year ended December 31, 1998 because they are antidilutive.

                          WYNDHAM INTERNATIONAL, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                           As of March 31, 1999
                                  (unaudited)

                                    Historical     Interstate
                                        (A)       Spin-off (B)       Pro Forma
                                    ------------  -------------     ------------
                                    (in thousands, except share amounts)
              ASSETS
Current assets:
 Cash and cash equivalents........  $     78,294   $    (9,643)(C)  $     68,651
 Restricted cash..................        21,503        (4,110)           17,393
 Accounts receivable..............       214,017       (18,930)          195,087
 Notes and other receivables from
  Patriot.........................        73,280           --             73,280
 Inventories......................        23,131           --             23,131
 Prepaid expense and other
  assets..........................        30,094        (6,992)           23,102
                                    ------------   -----------      ------------
   Total current assets...........       440,319       (39,675)          400,644
Investment in real estate and
 related improvements and land
 held for development, net of
 accumulated depreciation.........       625,744        (3,887)          621,857
Investment in unconsolidated
 subsidiaries.....................        86,875        32,785 (D)       119,660
Subscription notes receivable from
 Patriot..........................        91,278           --             91,278
Mortgage notes and other
 receivables......................        20,044        (7,450)           12,594
Management contracts, net of
 accumulated amortization.........       193,908       (61,839)          132,069
Leaseholds, net of accumulated
 amortization.....................        76,150       (27,033)           49,117
Trade names and franchise costs,
 net of accumulated amortization..       124,219           --            124,219
Deferred acquisition costs........        17,089           --             17,089
Goodwill, net of accumulated
 amortization.....................       419,551           --            419,551
Deferred expenses, net of
 accumulated amortization.........           146           --                146
Other assets......................        27,880           --             27,880
                                    ------------   -----------      ------------
   Total assets...................  $  2,123,203   $  (107,099)     $  2,016,104
                                    ============   ===========      ============
LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued
  expenses........................  $    268,788   $   (29,178)(E)  $    239,610
 Dividends and distributions
  payable.........................           --            --                --
 Participating lease payments
  payable to Patriot..............        68,887           --             68,887
 Deposits.........................        37,247           --             37,247
 Notes and other amounts payable
  to Patriot......................       199,064         7,246           206,310
 Current portion of mortgage notes
  and capital leases..............       145,169           --            145,169
                                    ------------   -----------      ------------
   Total current liabilities......       719,155       (21,932)          697,223
 Subscription notes payable to
  Patriot.........................       134,378           --            134,378
 Mortgage notes payable and
  capital leases..................        99,999           --             99,999
 Due to unconsolidated
  subsidiaries....................           --            --                --
 Deferred income taxes............        74,905       (10,326)           64,579
 Minority interest in the Wyndham
  Partnerships....................        30,466           --             30,466
 Minority interest in consolidated
  subsidiaries....................       940,544        (2,363)          938,181
 Shareholders' equity:
 Preferred stock..................            36           --                 36
 Excess stock.....................           --            --                --
 Common stock.....................         2,342           --              2,342
Additional paid in capital........       249,207           --            249,207
Notes receivable from affiliates..        (1,070)          --             (1,070)
Unearned stock compensation, net
 of accumulated amortization......           --            --                --
Unrealized loss on securities held
 for sale.........................        (1,281)          --             (1,281)
Unrealized foreign exchange gain..           824           --                824
Distribution of Interstate
 Management at book value.........           --        (67,136)(F)       (67,136)
Accumulated deficit and dividend
 distribution.....................      (126,302)       (5,342)(G)      (131,644)
                                    ------------   -----------      ------------
   Total shareholders' equity.....       123,756       (72,478)           51,278
                                    ============   ===========      ============
   Total liabilities and
    shareholders' equity..........  $  2,123,203   $  (107,099)     $  2,016,104
                                    ============   ===========      ============

                          See notes on following page.

Notes to Pro Forma Condensed Consolidated Balance Sheet:

(A) Represents the historical consolidated balance sheet of Wyndham as presented in the Companies' Report on Form 10-Q as of March 31, 1999.

(B) Represents the pro forma adjustments to reflect the estimated effects of the spin-off to the Companies' financial position as of March 31, 1999. The spin-off includes the transfer of the third-party hotel management business of Interstate, an ownership interest in the Charles Hotel Complex and the long-term leasehold interests in certain hotels (the "Leased Hotels') and certain assets and liabilities of Wyndham. After the spin-off, Wyndham will own an approximate 55% non-controlling interest in Interstate Hotels LLC, a subsidiary of Interstate Management, which is reflected in equity in earnings of unconsolidated subsidiaries.
(C) Represents the following pro forma adjustments;

      Historical cash of Interstate Management as of March 31, 1999.... $2,658
      Additional working capital contribution to Interstate Management by the Companies at date of Spin-off............................  6,985
                                                                        ------
                                                                        $9,643
                                                                        ======

(D) Represents the following pro forma adjustments:

      Transfer of investment in the Charles Hotel Complex to
       Interstate Management........................................ $(22,370)
      Recognition of Wyndham's 55% non-controling interest in
       Interstate Management........................................   55,155
                                                                     --------
                                                                     $ 32,785
                                                                     ========

(E) Represents the pro forma adjustments for accounts payable and accrued expenses and the estimated accrued tax liability. The accrued tax liability is calculated using an effective tax rate of 40% times the excess of the fair market value of the assets being transferred over their book value for federal income tax purposes.

      Reduction of accounts payable and accrued expenses............... $34,178
      Estimated accrued tax liability..................................  (5,000)
                                                                        -------
                                                                        $29,178
                                                                        =======

(F) Represents the pro forma adjustment to reflect the distribution of Interstate Management at book value to the shareholders.

(G) Represents the pro forma adjustments for estimated accrued tax liability and the loss on the sale of The Charles Hotel Complex. In connection with the spin-off, the Companies and Interstate Management have reached a tentative agreement under which all of the equity interests in the Charles Hotel Complex will be sold to an existing independent joint venture partner. The pro forma net loss on the sale is $342

      Estimated accrued liability....................................... $5,000
      Loss on sale......................................................    342
                                                                         ------
                                                                         $5,342
                                                                         ======

                          WYNDHAM INTERNATIONAL, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                 For the three months ended March 31, 1999
                                  (unaudited)

                                             Wyndham   Interstate      Pro
                                            Historical  Spin-off      Forma
                                               (A)        (B)         Total
                                            ---------- ----------    --------
                                            (in thousands, except for per
                                                    share amounts)
Revenue:
 Hotel revenue.............................  $638,830   $(42,595)    $596,235
 Racecourse facility revenue...............     4,561        --         4,561
 Management fee and service fee income.....    22,918     (9,647)(C)   13,271
 Interest and other income.................     5,418        (59)       5,359
                                             --------   --------     --------
   Total revenue...........................   671,727    (52,301)     619,426
                                             --------   --------     --------
Expenses:
 Hotel expenses............................   414,373    (42,302)     372,071
 Racecourse facility operations............     3,867        --         3,867
 General and administrative................    29,745     (8,986)      20,759
 Interest expense..........................     9,727        --         9,727
 (Gain) loss on assets held for sale.......       210        --           210
 Depreciation and amortization.............    23,447     (4,658)      18,789
 Participating lease payments..............   185,822        --       185,822
                                             --------   --------     --------
   Total expenses..........................   667,191    (55,946)     611,245
                                             --------   --------     --------
Operating income...........................     4,536      3,645        8,181
 Equity in earnings of unconsolidated
  subsidiaries.............................       187     (3,058)(D)   (2,871)
                                             --------   --------     --------
Income before income tax provision and
 minority interest.........................     4,723        587        5,310
 Income tax provision......................    (6,466)    (1,625)      (8,091)
                                             --------   --------     --------
(Loss) before minority interest............    (1,743)    (1,038)      (2,781)
 Minority interest in Wyndham partnership..     2,687        --         2,687
 Minority interest in consolidated
  subsidiaries.............................   (12,097)       (49)     (12,146)
                                             --------   --------     --------
Net loss...................................  $(11,153)  $ (1,087)    $(12,240)
                                             ========   ========     ========
Basic loss per common share (E)............  $  (0.07)               $  (0.08)
                                             --------                --------
Diluted loss per common share (E)..........  $  (0.07)               $  (0.08)
                                             ========                ========




                          See notes on following page

Notes to Pro Forma Condensed Consolidated Statement of Operations:

(A) Represents the historical results of operations of Wyndham for the three months ended March 31, 1999 as reported in the Companies' Report of Form 10-Q.



(B) Represents the pro forma adjustments based on the Pro Forma Combined Statement of Operations of Interstate Management for the three months ended March 31, 1999 pursuant to the spin-off.

(C) Represents the following pro forma adjustments related to the spin-off:

      Interstate Management historical management fees.................. $8,569
      Interstate Management historical other income.....................  2,980
      Management and other fees from seven of the Companies'
       hotels to be managed by Interstate Management....................    751
      Hotels owned by Patriot and managed by Interstate Management...... (2,653)
                                                                         ------
                                                                         $9,647
                                                                         ======

(D) Represents the pro forma adjustment to historical operations to reflect the reduction of equity in earnings of unconsolidated subsidiaries for the transfer of the Charles Hotel Complex in the spin-off. Currently the Companies own an approximate 49% non-controlling interest in this complex. Consequently, the results of operations for the complex are not consolidated but are reflected through equity in earnings of unconsolidated subsidiaries. The adjustment to reduce equity in earnings of unconsolidated subsidiaries is $382. Additionally, as a result of the spin-off, Wyndham will own a non-controlling interest of approximately 55% of Interstate Hotels LLC, a subsidiary of Interstate Management, the newly formed entity. Wyndham will account for their ownership as a equity investment and record their share of estimated earnings of Interstate Hotels, LLC as equity in earning in unconsolidated subsidiaries. The pro forma adjustment for the estimated loss for the three months ended March 31, 1999 is $2,676.

(E) Wyndham is in a loss position for the twelve months ended December 31, 1998. Therefore basic and diluted earnings per share are identical since the securities which could have a dilutive impact on earnings per share are anti-dilutive. Pro forma loss per share is computed based on 154,990 shares.

                          WYNDHAM INTERNATIONAL, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   For the year ended December 31, 1998
                                  (unaudited)

                      Wyndham       Recent        Arcadian     Summerfield   Interstate     CHCI
                     Historical  Transactions    Acquisition   Acquisition     Merger      Merger                  Pro Forma
                        (A)           (B)            (C)           (D)           (E)         (F)        Other        Total
                     ----------  ------------    -----------   -----------   ----------    -------     -------     ----------
                                                        (in thousands, except for share amounts)
Revenue:
 Hotel revenue.....  $1,842,682    $51,770         $16,426       $53,746      $324,467     $58,785     $   --      $2,347,876
 Racecourse
 facility revenue..      51,259        --              --            --            --          --          --          51,259
 Management fee and
 service fee
 income............      89,983     (1,833)            --          1,814        17,817         646         --         108,427
 Interest and other
 income............      18,303        193             690           550         2,536       1,844         --          24,116
                     ----------    -------         -------       -------      --------     -------     -------     ----------
   Total revenue...   2,002,227     50,130          17,116        56,110       344,820      61,275         --       2,531,678
                     ----------    -------         -------       -------      --------     -------     -------     ----------
Expenses:
 Hotel expenses....   1,251,548     41,235          13,278        25,738       227,822      34,655         --       1,594,276
 Racecourse
 facility
 operations........      43,198        --              --            --            --          --          --          43,198
 General and
 administrative....      87,882        --              --          4,964        16,627         497         --         109,970
 Interest expense..      35,690      2,872 (G)         --            --            --          678 (H)     --          39,240
 Cost of acquiring
 leaseholds........      52,721        --              --            --            --          --          --          52,721
 Impairment loss on
 assets held for
 sale..............      23,184        --              --            --            --          --          --          23,184
 Depreciation and
 amortization......      69,375      1,758 (I)         118 (I)     1,649 (I)    11,323 (I)     619 (I)     --          84,842
 Participating
 lease payments....     519,589      1,335 (J)       3,803 (J)    23,194 (J)    98,576 (J)  20,745 (J)     --         667,242
                     ----------    -------         -------       -------      --------     -------     -------     ----------
   Total expenses..   2,083,187     47,200          17,199        55,545       354,348      57,194         --       2,614,673
                     ----------    -------         -------       -------      --------     -------     -------     ----------
Operating (loss)
income.............     (80,960)     2,930             (83)          565        (9,528)      4,081         --         (82,995)
 Equity in earnings
 of unconsolidated
 subsidiaries......       3,134     (1,677) (K)        --            --            --          --          --           1,457
                     ----------    -------         -------       -------      --------     -------     -------     ----------
(Loss) income
before income tax
provision, minority
interest and
extraordinary
item...............     (77,826)     1,253             (83)          565        (9,528)      4,081         --         (81,538)
 Income tax
 provision.........     (14,381)       --              --            --            --          --       (8,626)(L)    (23,007)
                     ----------    -------         -------       -------      --------     -------     -------     ----------
(Loss) income
before minority
interest and
extraordinary
item...............     (92,207)     1,253             (83)          565        (9,528)      4,081      (8,626)      (104,545)
 Minority interest
 in Wyndham
 partnership.......      12,750       (175)(M)          (5)(M)       --  (M)       --  (M)     (47)(M)     --          12,523
 Minority interest
 in consolidated
 subsidiaries......     (31,705)    (6,155)(N)         128 (N)     6,293 (N)    (9,934)(N)     --          539 (O)    (40,834)
                     ----------    -------         -------       -------      --------     -------     -------     ----------
(Loss) income
before
extraordinary
item...............  $ (111,162)   $(5,077)        $    40       $ 6,858      $(19,462)    $ 4,034     $(8,087)    $ (132,856)
                     ==========    =======         =======       =======      ========     =======     =======     ==========
Basic loss per
common share before
extraordinary item
(S)................  $    (0.83)                                                                                   $    (0.90)
                     ----------                                                                                    ----------
Diluted loss per
common share before
extraordinary item
(S)................  $    (0.83)                                                                                   $    (0.90)
                     ==========                                                                                    ==========
                       Interstate
                        Spin-off     Pro Forma
                     Transaction(P)    Total
                     --------------- ----------
Revenue:
 Hotel revenue.....     (193,922)    2,153,954
 Racecourse
 facility revenue..          --         51,259
 Management fee and
 service fee
 income............      (52,415)(Q)    56,012
 Interest and other
 income............         (594)       23,522
                     --------------- ----------
   Total revenue...     (246,931)    2,284,747
                     --------------- ----------
Expenses:
 Hotel expenses....     (174,277)    1,419,999
 Racecourse
 facility
 operations........          --         43,198
 General and
 administrative....      (33,358)       76,612
 Interest expense..          --         39,240
 Cost of acquiring
 leaseholds........          --         52,721
 Impairment loss on
 assets held for
 sale..............                     23,184
 Depreciation and
 amortization......      (18,184)       66,658
 Participating
 lease payments....          --        667,242
                     --------------- ----------
   Total expenses..     (225,819)    2,388,854
                     --------------- ----------
Operating (loss)
income.............      (21,112)     (104,107)
 Equity in earnings
 of unconsolidated
 subsidiaries......          826(R)      2,283
                     --------------- ----------
(Loss) income
before income tax
provision, minority
interest and
extraordinary
item...............      (20,286)     (101,824)
 Income tax
 provision.........        9,964       (13,043)
                     --------------- ----------
(Loss) income
before minority
interest and
extraordinary
item...............      (10,322)     (114,867)
 Minority interest
 in Wyndham
 partnership.......          --         12,523
 Minority interest
 in consolidated
 subsidiaries......         (233)      (41,067)
                     --------------- ----------
(Loss) income
before
extraordinary
item...............     $(10,555)    $(143,411)
                     =============== ==========
Basic loss per
common share before
extraordinary item
(S)................                  $   (0.97)
                                     ----------
Diluted loss per
common share before
extraordinary item
(S)................                  $   (0.97)
                                     ==========

                          See notes on following page

Notes to Pro Forma Condensed Consolidated Statement of Operations:

(A) Represents the historical results of operations of Wyndham for the twelve months ended December 31, 1998 as reported in the Companies' Annual Report of Form 10-K.
(B) Represents adjustments to Wyndham's results of operations assuming that Recent Transactions completed by the Companies during the twelve months ended December 31, 1998 had occurred as of January 1 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(C) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired as a result of the Arcadian acquisition assuming such leases and management contracts had been acquired as of January 1, 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(D) Represents adjustments to Wyndham's results of operations for the hotel investments and management operations acquired by Wyndham as a result of the Summerfield acquisition assuming such investments had been acquired as of January 1, 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(E) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired as a result of the Interstate merger, assuming such leases and management contracts had been acquired as of January 1, 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(F) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired by Wyndham as a result of the CHCI merger assuming such leases and management contracts had been acquired as of January 1, 1998. No adjustment is made to the results of operations for time periods prior to the completion of construction or commencement of operations.
(G) Represents pro forma interest expense on debt and capital lease obligations related to the Condado Plaza Hotel, the El San Juan Hotel & Casino and the El Conquistador. As a result of the WHG Transactions, Wyndham acquired a controlling interest in the partnerships that own the El San Juan Hotel & Casino and the El Conquistador. As a result, the results of operations of these partnerships are included in Wyndham's consolidated operating results. These debt and capital lease obligations bear interest at rates ranging from LIBOR plus 0.9% (estimated as 6.589%) to 12.0% per annum.

    An increase of 0.125% in the interest rate would increase pro forma interest expense to $39,258, increasing net loss to $142,382. Net loss applicable to common shares holders would increase to $145,088, however, loss per common share would remain at $0.96 based on 151,313 weighted average number of common shares and common share equivalents outstanding.
(H) Represents pro forma interest expense on debt obligations assumed in connection with the CHCI merger.
(I) Represents the following pro forma adjustments to depreciation and amortization in accordance with Wyndham policy. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 30 to 40 years for buildings and improvements and 3 to 10 years for FF&E. Amortization of goodwill related to the acquisition of the management operations of entities acquired is computed using the straight-line method over estimated useful lives of 5 to 40 years. Amortization of management contracts tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 6 to 30.
(J) Represents pro forma lease payments from Wyndham to Patriot calculated based upon the historical operating results of the hotels for the twelve months ended December 31, 1998.
(K) Represents adjustment to eliminate Wyndham's equity in earnings of unconsolidated subsidiaries related to WHG. Subsequent to the WHG Transactions, these entities are consolidated with Wyndham.
(L) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustments to the operating results for the twelve months ended December 31, 1998.
(M) Represents the adjustment to minority interest to reflect the estimated minority interest percentage in the Wyndham Partnership subsequent to the assumed transactions of approximately 12.2%.

(N) Represents adjustments for Patriot's minority interest in the non-controlled subsidiaries. These entities are controlled by Wyndham.
(O) Represents the elimination of minority interest from the historical financial statements of minority interests in WHG and CHCI.

(P) Represents the pro forma adjustments based on the Pro Forma Combined Statement of Operations of Interstate Management for the year ended December 31, 1998 pursuant to the spin-off.

(Q) Represents the following pro forma adjustments related to the spin-off:

      Interstate Management historical management fees............... $ 40,781
      Interstate Management historical other income..................   20,454
      Management and other fees from seven of the Companies'
       hotels to be managed by Interstate Management.................    3,207
      Hotels owned by Patriot and managed by Interstate Management...  (12,027)
                                                                      --------
                                                                      $ 52,415
                                                                      ========

(R) Represents the pro forma adjustment to historical operations to reflect the reduction of equity in earnings of unconsolidated subsidiaries for the transfer of the Charles Hotel Complex in the spin-off. Currently the Companies own an approximate 49% non-controlling interest in this complex. Consequently, the results of operations for the complex are not consolidated but are reflected through equity in earnings of unconsolidated subsidiaries. The adjustment to reduce equity in earnings of unconsolidated subsidiaries is $2,039. Additionally, as a result of the spin-off, Wyndham will own a non-controlling interest of approximately 55% of Interstate Hotels LLC, a subsidiary of Interstate Management, the newly formed entity. Wyndham will account for their ownership as a equity investment and record their share of estimated earnings of Interstate Hotels, LLC as equity in earning in unconsolidated subsidiaries. The pro forma adjustment for the estimated earnings for the year ended December 31, 1998 is $2,865.
(S) Wyndham is in a loss position for the twelve months ended December 31, 1998. Therefore basic and diluted earnings per share are identical since the securities which could have a dilutive impact on earnings per share are anti-dilutive.

      Net loss.....................................................  $(143,411)
      Preferred stock dividend.....................................     (2,706)
                                                                     ---------
        Net loss to common stockholders............................  $(146,117)
                                                                     =========
      Weighted average number of common shares outstanding:
        Basic......................................................    151,313
                                                                     =========
        Diluted....................................................    151,313
                                                                     =========

   Wyndham is in a loss position (prior to the Interstate spin-off transaction) for the twelve months ended December 31, 1998. Therefore basic and diluted earnings per share are identical since the securities which could have a dilutive impact on earnings per share are anti-dilutive.

      Net loss.....................................................  $(132,856)
      Preferred stock dividend.....................................     (2,706)
                                                                     ---------
        Net loss to common stockholders............................  $(135,562)
                                                                     =========
      Weighted average number of common shares outstanding:
        Basic......................................................    151,313
                                                                     =========
        Diluted....................................................    151,313
                                                                     =========